                                                                    EXHIBIT 10.1


--------------------------------------------------------------------------------


                           LOAN AND SECURITY AGREEMENT
                           EGAIN COMMUNICATIONS CORP.


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                                         Page
                                                                                         ----
1.   ACCOUNTING AND OTHER TERMS  .......................................................   1

2.   LOAN AND TERMS OF PAYMENT  ........................................................   1
     2.1    Credit Extensions  .........................................................   1
     2.2    Overadvances  ..............................................................   4
     2.3    Interest Rate, Payments  ...................................................   4
     2.4    Fees  ......................................................................   4

3.   CONDITIONS OF LOANS  ..............................................................   5
     3.1    Conditions Precedent to Initial Credit Extension  ..........................   5
     3.2    Conditions Precedent to all Credit Extensions  .............................   5

4.   CREATION OF SECURITY INTEREST  ....................................................   5
     4.1    Grant of Security Interest  ................................................   5
     4.2    Termination of Bank's Lien in Intellectual Property  .......................   6

5.   REPRESENTATIONS AND WARRANTIES  ...................................................   6
     5.1    Due Organization and Authorization  ........................................   6
     5.2    Collateral  ................................................................   6
     5.3    Litigation  ................................................................   7
     5.4    No Material Adverse Change in Financial Statements  ........................   7
     5.5    Solvency  ..................................................................   7
     5.6    Regulatory Compliance  .....................................................   7
     5.7    Subsidiaries  ..............................................................   7
     5.8    Full Disclosure  ...........................................................   7

6.   AFFIRMATIVE COVENANTS  ............................................................   8
     6.1    Government Compliance  .....................................................   8
     6.2    Financial Statements, Reports, Certificates  ...............................   8
     6.3    Inventory; Returns  ........................................................   8
     6.4    Taxes  .....................................................................   9
     6.5    Insurance  .................................................................   9
     6.6    Primary Accounts  ..........................................................   9
     6.7    Financial Covenants  .......................................................   9
     6.8    Registration of Intellectual Property Rights  ..............................  10
     6.9    Control Agreements  ........................................................  10
     6.10   Further Assurances  ........................................................  10

7.   NEGATIVE COVENANTS  ...............................................................  10
     7.1    Use of Funds  ..............................................................  11
     7.2    Dispositions  ..............................................................  11
     7.3    Changes in Business, Ownership, Management or Business Locations  ..........  11

     7.4    Mergers or Acquisitions  .......................................   11
     7.5    Indebtedness  ..................................................   11
     7.6    Encumbrance  ...................................................   11
     7.7    Distributions; Investments  ....................................   11
     7.8    Transactions with Affiliates. ..................................   12
     7.9    Subordinated Debt  .............................................   12
     7.10   Compliance  ....................................................   12

8.   EVENTS OF DEFAULT  ....................................................   12
     8.1    Payment Default  ...............................................   12
     8.2    Covenant Default  ..............................................   12
     8.3    Material Adverse Change  .......................................   13
     8.4    Attachment  ....................................................   13
     8.5    Insolvency  ....................................................   13
     8.6    Other Agreements  ..............................................   13
     8.7    Judgments  .....................................................   13
     8.8    Misrepresentations  ............................................   13

9.   BANK'S RIGHTS AND REMEDIES  ...........................................   14
     9.1    Rights and Remedies  ...........................................   14
     9.2    Power of Attorney  .............................................   14
     9.3    Accounts Collection  ...........................................   15
     9.4    Bank Expenses  .................................................   15
     9.5    Bank's Liability for Collateral  ...............................   15
     9.6    Remedies Cumulative  ...........................................   15
     9.7    Demand Waiver  .................................................   15

10.  NOTICES  ..............................................................   16

11.  CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER  ..........................   16

12.  GENERAL PROVISIONS  ...................................................   16
     12.1   Successors and Assigns  ........................................   16
     12.2   Indemnification  ...............................................   16
     12.3   Time of Essence  ...............................................   16
     12.4   Severability of Provision  .....................................   17
     12.5   Amendments in Writing, Integration  ............................   17
     12.6   Counterparts  ..................................................   17
     12.7   Survival  ......................................................   17
     12.8   Confidentiality  ...............................................   17
     12.9   Attorneys' Fees, Costs and Expenses  ...........................   17

13.  DEFINITIONS  ..........................................................   18
     13.1   Definitions  ...................................................   18

This LOAN AND SECURITY AGREEMENT dated March 27, 2002, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and EGAIN COMMUNICATIONS CORP., a Delaware corporation ("Borrower"), whose address is 714 East Evelyn Avenue, Sunnyvale, California 94086 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.       ACCOUNTING AND OTHER TERMS.
         --------------------------
         Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2.       LOAN AND TERMS OF PAYMENT
         -------------------------

2.1      Credit Extensions.
         -----------------

         Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1    Revolving Advances Facility.
         ---------------------------

         (a) Bank will make Advances not to exceed the lesser of: (i) the Committed Revolving Line; or (ii) the Borrowing Base, minus (1) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (2) the FX Reserve, and minus (3) the amount reserved by Bank as of the date of determination for Cash Management Services. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

         (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to that reliance except for losses caused by Bank's gross negligence or willful misconduct.

         (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

2.1.2    Letters of Credit.
         -----------------

         Bank will issue or have issued Letters of Credit for Borrower's account not exceeding the lesser of: (i) the Committed Revolving Line; or (ii) the Borrowing Base minus (1) the outstanding principal balance of the Advances, minus (2) the FX Reserve, and minus (3) the amount reserved by Bank as of the date of determination for Cash Management Services;

however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Committed Revolving Line. Each Letter of Credit will expire no later than 180 days after the Revolving Maturity Date, provided Borrower's Letter of Credit reimbursement obligation is secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.1.3    Foreign Exchange Sublimit.
         -------------------------

         If there is availability under the Committed Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum equal to Committed Revolving Line (the "FX Reserve"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

2.1.4    Cash Management Services Sublimit.
         ---------------------------------

         If there is availability under the Committed Revolving Line and the Borrowing Base, Borrower may use up to an amount equal to Committed Revolving Line for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, check cashing, automated clearing house services, and controlled disbursement services identified in various cash management services agreements related to such services (the "Cash Management Services"). All amounts Bank pays for any Cash Management Services will be treated as Advances under the Committed Revolving Line.

2.1.5    Equipment Advances.
         ------------------

         (a) Through September 30, 2002 (the "Equipment Availability End Date"), Bank will make advances ("Equipment Advance" and, collectively, "Equipment Advances") not exceeding the Committed Equipment Line. Equipment Advances when repaid may not be reborrowed. The Equipment Advances may only be used to finance new or used Eligible Equipment purchased on or after 90 days before the date of each Equipment Advance; provided, however, that the initial Equipment Advance
                        --------  -------
may be used to finance Eligible Equipment purchased on or after 180 days before the date of such Equipment Advance. Each Equipment Advance may not exceed 100% of the equipment invoice excluding taxes, shipping, warranty charges, freight discounts and installation expense. Other Equipment may constitute up to 25% of the aggregate Equipment Advances. Each Equipment Advance shall be considered a promissory note evidencing the amounts due hereunder for all purposes. The maximum number of Equipment Advances that will be made is seven (7).

         (b) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time 1 Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B

(Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

         (c) Borrower will make monthly payments of principal and accrued interest for each Equipment Advance (collectively, "Scheduled Payments"), on the last Business Day of the month following the Funding Date (or commencing on the Funding Date if the Funding Date is the last Business Day of the month) with respect to such Equipment Advance and continuing thereafter during the Repayment Period on the last Business Day of each calendar month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Equipment Loan Amount for such Equipment Advance as of such Payment Date. All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. An Equipment Advance may only be prepaid in accordance with Section 2.1.5
(f) and (g).

         (d) Borrower will pay interest on the Payment Dates (as described above) at the rate in Section 2.3(a)(ii).

         (e) On the Equipment Maturity Date with respect to each Equipment Advance, Borrower will pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Equipment Advance, an amount equal to the Equipment Advance Final Payment.

         (f) If the Equipment Advances are accelerated following the occurrence of an Event of Default or otherwise, then Borrower will immediately pay to Bank
(i) all unpaid Scheduled Payments (including principal and interest) with respect to each Equipment Advance, (ii) all remaining Scheduled Payments (including principal and interest unpaid) (iii) all accrued unpaid interest, including the default rate of interest, to the date of the prepayment, (iv) the Equipment Advance Final Payment and (v) all other sums, if any, that shall have become due and payable with respect to any Equipment Advance.

         (g) Borrower shall have the option to prepay at any time prior to acceleration, all, but not less than all, of an Equipment Advance advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank to prepay such Equipment Advance prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all outstanding principal; (B) all unpaid accrued interest to the date of the prepayment; and (C) the Equipment Advance Final Payment.

2.1.6    Term Loan.
         ---------

         (a) Bank will make a Term Loan available to Borrower.

         (b) Borrower will pay 24 equal installments of principal plus interest of $85,951.03 (the "Term Loan Payment"). Each Term Loan Payment is payable on the last day of each month during the term of the loan. Borrower's final Term Loan Payment, due on Term Loan Maturity Date, includes all outstanding Term Loan principal and accrued interest.

         (c) On the Term Loan Maturity Date, Borrower will pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to the Term Loan, an amount equal to the Term Loan Final Payment.

         (d) If the Term Loan is accelerated following the occurrence of an Event of Default or otherwise, then Borrower will immediately pay to Bank (i) all outstanding Term Loan principal and accrued interest, (ii) all accrued unpaid interest, including the default rate of interest, to the date of the prepayment, (iv) the Term Loan Final Payment and (v) all other sums, if any, that shall have become due and payable with respect to the Term Loan.

         (e) Borrower shall have the option to prepay all or a portion, such portion not to be less than 25%, of the Term Loan advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank to prepay such
           --------
portion of the Term Loan prior to such prepayment, and (ii) pays, on the date of the prepayment: (A) that percentage of the outstanding principal; (B) that percentage of unpaid accrued interest to the date of such prepayment; and (C) that percentage of the Term Loan Final Payment at the time of such prepayment.

2.2      Overadvances.
         ------------

         If Borrower's Obligations under Section 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay in cash to Bank the excess.

2.3      Interest Rate, Payments.
         -----------------------

         (a) Interest Rate. (i) Advances accrue interest on the outstanding principal balance at a per annum rate of 0.25 percentage points above the Basic Rate; (ii) Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of 0.50 percentage points above the Basic Rate; and
(iii) the Term Loan accrues interest at a per annum rate of 0.50 percentage points above the Basic Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Basic Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

         (b) Payments. Interest is payable on the last day of each month. Bank may debit any of Borrower's deposit accounts including Account Number 3300362112 for principal and interest payments owing or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4      Fees.
         ----

         Borrower will pay:

         (a) Facility Fee. A fully earned, non-refundable facility fee of $56,250 due on the Closing Date, provided, however, that if for the period
                                 --------  -------
commencing in June 30, 2002 through
and including the Revolving Maturity Date, Borrower maintains at least 85% of all of Borrower's account balances at the Bank, then the Facility Fee shall be reduced to $37,500 and the difference plus accrued interest (at the rate equal
                                      ----
to Bank's cost of funds) shall be refunded to the Borrower; and

         (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the Closing Date when due.

3.       CONDITIONS OF LOANS
         -------------------

3.1      Conditions Precedent to Initial Credit Extension.
         ------------------------------------------------

         Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires, including but not limited to control agreements with respect to all deposit accounts and investment accounts maintained by Borrower, in form and substance satisfactory to Bank, in order for Bank to perfect its security interest in such deposit accounts and investments accounts, provided, however, that if Borrower deposits not less than $4,000,000 in Bank on or before the Closing Date, Borrower may deliver the herein referenced control agreements on or before April 15, 2002 (the "Deadline Date"), provided, further, that if Borrower fails to deliver the herein referenced control agreements on or before the Deadline Date, notwithstanding anything to the contrary in Section 6.6 of
                                                               -----------
this Agreement, Borrower shall deposit (promptly but in no event later than 2 days from the Deadline Date) not less than 50% of its cash and cash equivalents in Bank.

3.2      Conditions Precedent to all Credit Extensions.
         ---------------------------------------------

         Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

         (a) timely receipt of any Payment/Advance Form;

         (b) receipt of an fully executed Intellectual Property Security Agreement in form and substance satisfactory to Bank; and

         (c) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4.       CREATION OF SECURITY INTEREST
         -----------------------------

4.1      Grant of Security Interest.
         --------------------------

         Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as

Collateral if: (i) an Event of Default has occurred and is continuing, or (ii) Borrower has agreed to the placing of such hold in writing. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

4.2       Termination of Bank's Lien in Intellectual Property.
          ---------------------------------------------------

          If Borrower achieves two consecutive fiscal quarters of positive EBDA, Bank shall release and terminate its lien and security interest in the Intellectual Property. Upon the release and termination of Bank's lien and security interest in the Intellectual Property, Borrower shall execute and deliver to Bank a Negative Pledge Agreement in favor of Bank, in form and substance satisfactory to Bank. Notwithstanding the foregoing, if Borrower experiences two consecutive fiscal quarters of negative EBDA, Borrower agrees to grant Bank a continuing security interest in the Intellectual Property and to execute all necessary documents in connection with the granting of such security interest and Borrower authorizes Bank to execute and file all necessary documents (including but not limited to UCC-1 financing statement) to perfect its security interest in the Intellectual Property.

5.        REPRESENTATIONS AND WARRANTIES
          ------------------------------

          Borrower represents and warrants as follows:

5.1       Due Organization and Authorization.
          ----------------------------------

          Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

          The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formations documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

5.2       Collateral.
          ----------

          Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Eligible Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party.

5.3       Litigation.
          ----------

          Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

5.4       No Material Adverse Change in Financial Statements.
          --------------------------------------------------

          All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5       Solvency.
          --------

          The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6       Regulatory Compliance.
          ---------------------

          Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

5.7       Subsidiaries.
          ------------

          Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8       Full Disclosure.
          ---------------

          No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

6.        AFFIRMATIVE COVENANTS
          ---------------------

          Borrower will do all of the following:

6.1       Government Compliance.
          ---------------------

          Borrower will maintain its and all Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2       Financial Statements, Reports, Certificates.
          -------------------------------------------

          (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) within 10 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $250,000 or more;
(iv) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property taken as a whole; and
(v) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

          (b) Within 30 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable, accounts payable and schedule of deferred revenues.

          (c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

          (d) Bank has the right to audit Borrower's Accounts at Borrower's expense, but the audits will be conducted no less often than once every 6 months unless an Event of Default has occurred and is continuing; provided, however,
                                                           --------  -------
that the cost of any one audit shall not exceed $2,000.

6.3       Inventory; Returns.
          ------------------

          Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow

Borrower's customary practices as they exist the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $100,000.

6.4       Taxes.
          -----

          Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5       Insurance.
          ---------

          Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as a loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 30 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6       Primary Accounts.
          ----------------

                (i) Borrower will maintain its primary depository and operating accounts with Bank;

                (ii) Within 30 days of the Closing Date, Borrower will transfer not less than 25% of its cash and cash equivalents to Bank;

                (iii) On or before June 30, 2002, Borrower will transfer not less than 50% of its cash and cash equivalents to Bank; and

                (iv) On and after July 1, 2002, Borrower will maintain not less than 50% of its unrestricted cash and cash equivalents in any accounts at or through Bank at all times, provided, however, that in the event Borrower raises capital in future rounds of equity financing (the "Raised Capital"), Borrower and Bank agree, prior to the closing of any such equity financing round, to reasonably negotiate in good faith to determine what percentage of the Raised Capital will be required to be maintained at or through Bank.

6.7       Financial Covenants.
          -------------------

          Borrower will maintain as of the last day of each month:

                (i) Quick Ratio (Adjusted). A ratio of Quick Assets to Current Liabilities plus non-cash secured Letters of Credit of at least 1.25 to 1.0.

                (ii) Profitability. Borrower will have a net profit no more negative than the following amounts for the corresponding fiscal quarters (Net Loss, as defined by GAAP, minus dividends payable to common and preferred shareholders:

                Fiscal Quarter Ending              Net Profit (Net Loss)
                ---------------------              ---------------------

                March 31, 2002                     ($16,300,000)
                June 30, 2002                      ($14,500,000)
                September 30, 2002                 ($12,100,000)
                December 31, 2002                  ($11,100,000)

6.8       Registration of Intellectual Property Rights.
          --------------------------------------------

          Borrower will consistent with its business practices and objectives, register with the United States Patent and Trademark Office Patents within 30 days of the date of this Agreement and additional Patents developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party. In addition, Borrower will register with the United States Copyright Office its Copyrights within 30 days of this Agreement and additional Copyrights on an ongoing basis, provided, however, Borrower will
                                               --------  -------
only be required to register Copyrights developed or acquired that relate to Borrower's generally available products (including prior, current and future material version releases thereof) before the sale or licensing of the product to any third party, provided, further, Borrower will not be required to register
                    --------  -------
any Copyrights until the Ninth Circuit Court Appeals rules on the matter of Aerocon Engineering v. Silicon Valley Bank, provided, further, that if the Ninth
------------------------------------------
Circuit Court of Appeals rules in Bank's favor (allowing perfection in unregistered Copyrights by means of UCC-1 financing statement filing), Borrower will not be required to register any Copyrights.

          Borrower will (consistent with past practices): (i) protect, defend consistent with past practice and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent, which consent shall not be unreasonably withheld.

6.9       Control Agreements.
          ------------------

          With respect to deposit accounts or investment accounts maintained at financial institutions other than Bank, within fifteen (15) days of the opening of any such deposit account or investment account, Borrower will execute and deliver to Bank control agreements in form satisfactory to Bank in order for Bank to perfect its security interest in such deposit accounts or investment accounts.

6.10      Further Assurances.
          ------------------

          Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.        NEGATIVE COVENANTS
          ------------------

          Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld:

7.1       Use of Funds.
          ------------

          7.1.1 Use any proceeds of the Term Loans for any purpose other than to pay amounts owing to Old Lender in full in accordance with the Payoff Letter.

7.2       Dispositions.
          ------------

          Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.3       Changes in Business, Ownership, Management or Business Locations.
          ----------------------------------------------------------------

          Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a change in its ownership (other than the sale of Borrower's equity securities in a public or private offering) of greater than 51%. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

7.4       Mergers or Acquisitions.
          -----------------------

          Without the consent of the Bank, such consent not to be unreasonably withheld or delayed, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.5       Indebtedness.
          ------------

          Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.6       Encumbrance.
          -----------

          Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit Bank's first priority security interest in the Collateral to change, subject to Permitted Liens.

7.7       Distributions; Investments.
          --------------------------

          Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except that

Borrower may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.

7.8       Transactions with Affiliates.
          ----------------------------

          Directly or indirectly enter into or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.9       Subordinated Debt.
          -----------------

          Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent, such consent not to be unreasonably withheld.

7.10      Compliance.
          ----------

          Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.        EVENTS OF DEFAULT
          -----------------

          Any one of the following is an Event of Default:

8.1       Payment Default.
          ---------------

          If Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2       Covenant Default.
          ----------------

          If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts in the 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional time (of not more than 30 days) to attempt to cure the default. During the additional period, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3       Material Adverse Change.
          -----------------------

          If there (i) occurs a material adverse change in the business operations, or condition (financial or otherwise) of the Borrower; or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) is a material impairment of the priority of Bank's security interests in the Collateral.

8.4       Attachment.
          ----------

          If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5       Insolvency.
          ----------

          If Borrower becomes Insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6       Other Agreements.
          ----------------

          If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $250,000 or that could cause a Material Adverse Change, provided, however that Borrower's failure to pay disputed trade payables of up to $250,000 in the aggregate shall not be an Event of Default under this Section 8.6 unless such nonpayment could constitute a Material Adverse Change;

8.7       Judgments.
          ---------

          If a money judgment(s) in the aggregate of at least $250,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8       Misrepresentations.
          ------------------

          If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9.        BANK'S RIGHTS AND REMEDIES
          --------------------------

9.1       Rights and Remedies.
          -------------------

          When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

          (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

          (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

          (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

          (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

          (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

          (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

          (g)   Dispose of the Collateral according to the Code.

9.2       Power of Attorney.
          -----------------

          When an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors,
(iii) make, settle, and adjust all claims under Borrower's insurance policies;
(iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3       Accounts Collection.
          -------------------

          When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4       Bank Expenses.
          -------------

          If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5       Bank's Liability for Collateral.
          -------------------------------

          If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6       Remedies Cumulative.
          -------------------

          Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7       Demand Waiver.
          -------------

          Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

10.       NOTICES
          -------

          All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.

11.       CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER
          -------------------------------------------

          California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.       GENERAL PROVISIONS
          ------------------

12.1      Successors and Assigns.
          ----------------------

          This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

12.2      Indemnification.
          ---------------

          Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3      Time of Essence.
          ---------------

          Time is of the essence for the performance of all Obligations in this Agreement.

12.4      Severability of Provision.
          -------------------------

          Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5      Amendments in Writing, Integration.
          ----------------------------------

          All amendments to this Agreement must be in writing and signed by both Borrower and Bank. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6      Counterparts.
          ------------

          This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

12.7      Survival.
          --------

          All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8      Confidentiality.
          ---------------

          In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9      Attorneys' Fees, Costs and Expenses.
          -----------------------------------

          In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

13.       DEFINITIONS
          -----------

13.1      Definitions.
          -----------

          In this Agreement:

          "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

          "Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

          "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

          "Bank Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

          "Basic Rate" is, as of the Closing Date, the per annum rate of interest (based on a year of 360 days) equal to the greater of: (a) the Prime Rate, or (b) 4.75%.

          "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

          "Borrowing Base" is (i) 65% of Eligible Accounts, as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however,
                                                             --------  -------
that in Bank's Permitted Discretion, Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower's Collateral pursuant to
Section 6.2(d); provided further, that no such adjustment shall become effective until the tenth (10th) Business Day following delivery to Borrower of a report by the Bank setting forth in reasonable detail the rationale for the adjustment of the percentage. The Bank agrees that during such ten (10) day period, the Bank will negotiate in good faith with the Borrower to settle any differences of opinion with respect to such audit and adjustment.

          "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

          "Cash Management Services" are defined in Section 2.1.4.

          "Closing Date" is the date of this Agreement.

          "Code" is the California Uniform Commercial Code.

          "Collateral" is the property described on Exhibit A.
                                                    ---------

          "Committed Equipment Line" is a Credit Extension of up to $537,282.51.

          "Committed Revolving Line" is an Advance of up to $5,000,000.

          "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

          "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

          "Credit Extension" is each Advance, Equipment Advance, Letter of Credit, Term Loan, Exchange Contract, or any other extension of credit by Bank for Borrower's benefit.

          "Current Assets" are amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

          "Current Liabilities" are the aggregate amount of Borrower's Current Liabilities (as defined pursuant to GAAP), plus the aggregate outstanding amount of Equipment Advances and Term Loan, minus current portion of Deferred Revenue.

          "Deferred Revenue" is all amounts received in advance of performance under maintenance or other service contracts and not yet recognized as revenue.

          "EBDA" is net earnings or losses to common stock shareholders, plus
                                                                         ----
depreciation, plus amortization of goodwill, intangible assets, deferred
              ----
compensation, plus dividends on preferred stock, plus restructuring charges not
              ----                               ----
to exceed the following amounts for the corresponding fiscal quarters: (i) $400,000 for the fiscal quarter ending March 31, 2002, (ii) $75,000 for the fiscal quarter ending June 30, 2002, (iii) $75,000 for the fiscal quarter ending September 30, 2002, and (iv) $75,000 for the fiscal quarter ending December 31, 2002.

          "Eligible Accounts" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5, provided, however, that Bank may in its Permitted Discretion change eligibility standards by giving Borrower notice, provided, further, that no such changes in eligibility shall become effective until the tenth (10/th/) Business

Day following the delivery to Borrower of a written explanation setting forth in reasonable detail the rationale for any such changes (except for changes in eligibility relating to cases where account debtors have declared bankruptcy or where a receiver has been appointed to operate the business of any such account debtor, in which situation changes to the eligibility requirements, with respect to any such account debtors, shall be effective immediately). The Bank agrees that during such ten (10) Business Day period: (i) Bank will negotiate in good faith with the Borrower to settle any differences of opinion with respect to any change in eligibility standards and (ii) Borrower will not be required to repay such amounts advanced on accounts that were deemed to be ineligible. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

          (a) Accounts that the account debtor has not paid within 90 days of invoice date, other than non-standard Accounts agreed to by the Bank;

          (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

          (c)   Credit balances over 90 days from invoice date;

          (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

          (e) Accounts for which the account debtor does not have its principal place of business in the United States except for Eligible Foreign Accounts;

          (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

          (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts), provided, however, that if Borrower achieves a: (i) ratio of Quick Assets to Current Liabilities plus non-cash secured Letters of Credit of at least 1.35 to 1.0 during fiscal quarter ending March 31, 2002, (ii) ratio of Quick Assets to Current Liabilities plus non-cash secured Letters of Credit of at least 1.40 to 1.0 during fiscal quarter ending June 30, 2002, and (iii) ratio of Quick Assets to Current Liabilities plus non-cash secured Letters of Credit of at least 1.50 to 1.0 during fiscal quarters ending September 30, 2002 and December 31, 2002, then that up to an aggregate of $75,000 of contra accounts, accounts payable, and customer deposits or credit accounts may be included as Eligible Accounts;

          (h) Accounts for which the account debtor does not owe Borrower, but which Borrower has recognized or can recognize Deferred Revenue, unless and in which case the portion of such Account that is equal to such Deferred Revenue amount shall be ineligible under this clause, provided, however, that if Borrower achieves a: (i) ratio of Quick Assets to Current Liabilities plus non-cash secured Letters of Credit of at least 1.35 to 1.0 during fiscal quarter ending March 31, 2002, (ii) ratio of Quick Assets to Current Liabilities plus non-cash secured Letters of Credit of at least 1.40 to 1.0 during fiscal quarter ending June 30, 2002, and (iii) ratio of Quick Assets to Current Liabilities plus non-cash secured Letters of Credit of at least 1.50 to

1.0 during fiscal quarters ending September 30, 2002 and December 31, 2002, then such Deferred Revenue Accounts may be included as Eligible Accounts.

          (i) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

          (j) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent, provided, however, that this exclusion shall not extend to non-affiliated business partners that sell Borrower's products in the ordinary course of their business;

          (k) Accounts in which the account debtor disputes liability or makes any claim and Bank reasonably believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

          (l) Accounts being factored by or sold to Bank or other financial institutions under an Accounts Receivable Purchase Facility or similar agreement; and

          (m) Accounts for which Bank reasonably determines collection to be doubtful, provided, however, that upon Borrower's requests Bank agrees to
          --------  -------
provide Borrower with a list of any such excluded Accounts.

          "Eligible Equipment" is, to the extent reasonably acceptable to Bank, new or used general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and, subject to the limitations set forth below. Other Equipment, not to exceed $134,320.63 in the aggregate, that complies with all of Borrower's representations and warranties to Bank and which is acceptable to Bank in all respects.

          "Eligible Foreign Accounts" are Accounts for which the account debtor does not have its principal place of business in the United States but are: (1) covered by credit insurance satisfactory to Bank, less any deductible; or (2) supported by letter(s) of credit advised and negotiated by Bank or (3) that Bank approves in writing.

          "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

          "Equipment Advance" is defined in Section 2.1.5.

          "Equipment Availability End Date" is defined in Section 2.1.5.

          "Equipment Loan Amount" is the aggregate amount of the Equipment Advance.

          "Equipment Maturity Date" is, with respect to each Equipment Advance, the last day of the Repayment Period for such Equipment Advance, or if earlier, the date of acceleration of such Equipment Advance by Bank following an Event of Default.

          "Equipment Advance Final Payment" is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the Equipment Maturity Date for such Equipment Advance equal to the Equipment Loan Amount for such Equipment Advance multiplied by the Final Payment Percentage.

          "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

          "Final Payment Percentage" is, for the Term Loan and each Equipment Advance, as applicable, 6%.

          "Funding Date" is any date on which an Equipment Advance is made to or on account of Borrower.

          "FX Forward Contract" is defined in Section 2.1.3.

          "FX Reserve " is defined in Section 2.1.3.

          "GAAP" is generally accepted accounting principles.

          "Guarantor" is any present or future guarantor of the Obligations, including Egain Communications Corp

          "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

          "Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

          "Insolvent" means that the fair value of Borrower's or any other person's liabilities exceeds the fair salable value of its assets (including goodwill minus disposition costs) or Borrower or any other person is not able to pay its debts (including trade debts) as they mature.

          "Intellectual Property" is:

          (a) Copyrights, Trademarks, and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

          (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

          (c) All design rights which may be available to Borrower now or later created, acquired or held;

          (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

          All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

          "Inventory" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

          "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

          "Letter of Credit" is defined in Section 2.1.2.

          "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

          "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

          "Loan Factor" is the percentage which results from amortizing the Equipment Advance over the Repayment Period, using the Basic Rate as the interest rate.

          "Material Adverse Change" is defined in Section 8.3.

          "Negative Pledge Agreement" means an agreement reasonably satisfactory to Lender substantially in the form of Exhibit E attached hereto.

          "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

          "Old Lender" Comerica Bank - California.

          "Other Equipment" is leasehold improvements, intangible property such as computer software and software licenses, and other soft costs, including taxes, shipping, warranty charges, freight discounts and installation expense. Unless otherwise agreed to by Bank: not more than

$134,320.63 of the Equipment financed with the proceeds of the Committed Equipment Line shall consist of Other Equipment.

          "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

          "Pay-Off Letter" means that certain letter, in form and substance reasonably satisfactory to Bank, from Old Lender respecting the amount necessary to repay in full all of the obligations of Borrower or any Subsidiary owing to Old Lender and obtain a termination or release of all of the Liens existing in favor of Old Lender in and to the assets of Borrower and such Subsidiaries.

          "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured lender) business judgment.

          "Permitted Indebtedness" is:

          (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

          (b) Indebtedness existing on the Closing Date and shown on the Schedule;

          (c)   Subordinated Debt;

          (d) Indebtedness to trade creditors incurred in the ordinary course of business;

          (e) Indebtedness secured by a Lien described in clause (c) of the defined term "Permitted Liens", provided, however, that (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the Equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed $5,000,000 in the aggregate at any given time;

          (f)   Capital leases; and

          (g)   Indebtedness secured by Permitted Liens.

          "Permitted Investments" are:

          (a)   Investments shown on the Schedule and existing on the Closing
Date;

          (b) Investments made by the Borrower or any Subsidiary, provided, however, that Borrower may make Investments in its Subsidiaries, provided, however, that (ii) the aggregate amount of such Investments shall not exceed $3,000,000 in any given quarter and (ii) no Event of Default has occurred which is continuing or would exist immediately after giving effect to any such Investment; and

          (c) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 2 years from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and currently having a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investors

Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 2 years after issue.

          "Permitted Liens" are:

          (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

          (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over
                                                   --
any of Bank's security interests;

          (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined
                                                        --
to the property and improvements and the proceeds of the equipment;

          (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security
               --
interest;

          (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

          (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension,
                                                            ---
renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

          (g)   Capital leases; and

          (h)   Purchase money liens.

          "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

          "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

          "Quick Assets" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, and Eligible Accounts.

          "Repayment Period" as to each Equipment Advance, is 36 months; provided, however that the initial Equipment Advance shall have a repayment period of 24 months.

         "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer, and the Vice President of Finance of Borrower.

         "Revolving Maturity Date" is March 25, 2003.

         "Schedule" is any attached schedule of exceptions.

         "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

         "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

         "Term Loan" a loan of $1,962,717.49.

         "Term Loan Final Payment" is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the Term Loan Maturity Date equal to the amount of the Term Loan multiplied by the Final Payment Percentage.

         "Term Loan Maturity Date" is March 25, 2004.

         "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

         "Trademarks" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

BORROWER:

EGAIN COMMUNICATIONS CORP.


By:________________________________________

Title:_____________________________________


BANK:

SILICON VALLEY BANK


By:________________________________________

Title:_____________________________________

                                    EXHIBIT A

         The Collateral consists of all of Borrower's right, title and interest in and to the following:

         All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is held for sale or lease, or to be furnished under a contract of service or is temporarily out of Borrower's custody or possession or in transit and including any returns or repossession upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

         All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance, payment intangibles, and rights to payment of any kind;

         All now existing and hereafter arising accounts (including health-care insurance receivables), contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

         All documents (including negotiable documents), cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, money, certificates of deposit, instruments (including promissory notes) and chattel paper (including tangible and electronic chattel paper) now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

         All Borrower's Books relating to the foregoing, and the computers and equipment containing said books and records, and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.M., P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION    DATE:______________

FAX#:  (650) 320-0018                  TIME:______________

--------------------------------------------------------------------------------
FROM:  EGAIN COMMUNICATIONS CORP.
       -------------------------------------------------------------------------

                             CLIENT NAME (BORROWER)

REQUESTED BY:___________________________________________________
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:___________________________________________

PHONE NUMBER:___________________________________________________

FROM ACCOUNT # ______________  TO ACCOUNT # ____________________

REQUESTED TRANSACTION TYPE               REQUESTED DOLLAR AMOUNT
--------------------------               -----------------------

PRINCIPAL INCREASE (ADVANCE)        $___________________________
PRINCIPAL PAYMENT (ONLY)            $___________________________
INTEREST PAYMENT (ONLY)             $___________________________
PRINCIPAL AND INTEREST (PAYMENT)    $___________________________

OTHER INSTRUCTIONS:_____________________________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

                                  BANK USE ONLY
TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

________________________________           _____________________________________
     Authorized Requester                                Phone #


________________________________           _____________________________________
      Received By (Bank)                                 Phone #
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                      _________________________________________
                           Authorized Signature (Bank)
--------------------------------------------------------------------------------

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

Borrower:    EGAIN COMMUNICATIONS CORP.             Bank:  SILICON VALLEY BANK
             714 East Evelyn Avenue                        3003 Tasman Drive
             Sunnyvale, California 94086                   Santa Clara, CA 95054

Commitment Amount:         $5,000,000
--------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE
1.       Accounts Receivable Book Value as of  _____________     $__________
2.       Additions (please explain on reverse)                   $__________
3.       TOTAL ACCOUNTS RECEIVABLE                               $__________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.       Amounts over 90 days due                      $_______
5.       Balance of 50% over 90 day accounts           $_______
6.       Credit balances over 90 days                  $_______
7.       Concentration Limits                          $_______
8.       Foreign Accounts                              $_______
9.       Governmental Accounts                         $_______
10.      Contra Accounts                               $_______
11.      Deferred Revenue                              $_______
12.      Promotion or Demo Accounts                    $_______
13.      Intercompany/Employee Accounts                $_______
14.      Other (please explain on reverse)             $_______
15.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                    $__________
16.      Eligible Accounts (#3 minus #15)              $_______
17.      LOAN VALUE OF ACCOUNTS (65% of #16)                     $__________

BALANCES
18.      Maximum Loan Amount                           $_______
19.      Total Funds Available [Lesser of #17 or #16]            $__________
20.      Present balance owing on Line of Credit       $_______
21.      Outstanding under Sublimits (LC or FX or CMS) $_______
         RESERVE POSITION (#18 minus #19 and #20)                $__________


The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

                                                   -----------------------------
                                                    BANK USE ONLY
                                                    ---- --- ----
                                                    Rec'd By_______________
                                                             Auth. Signer

EGAIN COMMUNICATIONS CORP.                          Date:__________________
                                                    Verified:______________
                                                               Auth. Signer
                                                    Date:__________________
                                                   -----------------------------

By:__________________________
      Authorized Signer

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:             SILICON VALLEY BANK
                3003 Tasman Drive
                Santa Clara, CA 95054

FROM:              EGAIN COMMUNICATIONS CORP.

         The undersigned authorized officer of Egain Communications Corp. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

         Please indicate compliance status by circling Yes/No under "Complies" column.

--------------------------------------------------- ------------------------------------------- -------------------------------
Reporting Covenant                                  Required                                    Complies
------------------                                  --------                                    --------
--------------------------------------------------- ------------------------------------------- -------------------------------
--------------------------------------------------- ------------------------------------------- ----------------- -------------
Monthly financial statements + CC                   Monthly within 30 days                      Yes               No
--------------------------------------------------- ------------------------------------------- ----------------- -------------
10-Q, 10-K and 8-K                                  Within 10 days after filing with SEC        Yes               No
--------------------------------------------------- ------------------------------------------- ----------------- -------------
A/R A/P Agings & Schedule of Deferred Revenues      Monthly within 30 days                      Yes               No
--------------------------------------------------- ------------------------------------------- ----------------- -------------
A/R Audit                                           Initial and Semi-Annual                     Yes               No
--------------------------------------------------- ------------------------------------------- ----------------- -------------
Borrowing Base Certificate                          Monthly within 30 days                      Yes               No
--------------------------------------------------- ------------------------------------------- ----------------- -------------

--------------------------------------------------- ------------------------------------------- ----------------- -------------
Financial Covenant                                  Required                                    Actual            Complies
------------------                                  --------                                    ------            --------

--------------------------------------------------- ------------------------------------------- ----------------- -------------
--------------------------------------------------- ------------------------------------------- ----------------- -------------
Maintain on a Monthly Basis:
--------------------------------------------------- ------------------------------------------- ----------------- ------ ------
  Minimum Quick Ratio (Adjusted)                    1.25 : 1.00                                 _____:1.00        Yes    No
--------------------------------------------------- ------------------------------------------- ----------------- ------ ------
Profitability:                                         quarterly               $_____________               Yes          No

       Fiscal Quarter Ending     Losses not to exceed:

       March 31, 2002            ($16,300,000)             Yes          No

       June 30, 2002             ($14,500,000)             Yes          No

       September 30, 2002        ($12,100,000)             Yes          No

       December 31, 2002         ($11,100,000)             Yes          No

Have there been updates to Borrower's intellectual property, if appropriate?
                                                           Yes          No

                                              ----------------------------------
Comments Regarding Exceptions: See Attached.  BANK USE ONLY

                                              Received by:______________________
Sincerely,                                                   AUTHORIZED SIGNER

EGAIN COMMUNICATIONS CORP.                    Date:_____________________________

                                              Verified:_________________________
___________________________________                         AUTHORIZED SIGNER
SIGNATURE
                                              Date:_____________________________
___________________________________
TITLE                                         Compliance Status:       Yes    No
                                              ----------------------------------
___________________________________
Date

                                    EXHIBIT E
                            NEGATIVE PLEDGE AGREEMENT

         This Negative Pledge Agreement is made as of _____________, by and between _________________________ ("Borrower") and Silicon Valley Bank ("Bank"). In connection with, among other documents, the Loan and Security Agreement (the "Loan Documents") being concurrently executed herewith between Borrower and Bank, Borrower agrees as follows:

1. Borrower shall not, without the consent of the Bank, such consent not to be unreasonably withheld, sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property (except for licensing of its proprietary software in the ordinary course of business), including, without limitation, the following:

         (a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

         (b) All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

         (c) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

         (d) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

         (e) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

         (f) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, including without limitation;

         (g) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

         (h) All licenses or other rights to use any of the Copyrights, Patents, or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

         (i) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, or Patents; and

     (j) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing;

2. It shall be an event of default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

3. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

                               BORROWER:

                               EGAIN COMMUNICATIONS CORP.

                               By: ______________________________________
                               Name: ____________________________________
                               Title: ___________________________________


                               BANK:

                               SILICON VALLEY BANK

                               By: ______________________________________
                               Name: ____________________________________
                               Title: ___________________________________